Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the inclusion in Form SB-2 filed on or about June 20, 2001 of our auditors' report dated May 10, 2001, relating to the financial statements of Commercial Concepts, Inc. as of February 28, 2001 and for the year then ended which appears inthe such Form SB-2 and to the reference to our firm included in such experts section.

/s/ Christensen & Duncan, CPA's LC

CHRISTENSEN & DUNCAN, CPA'S LC
Certified Public Accountants
Salt Lake City, Utah
June 20, 2001